EXHIBIT 10.104

December 31, 1993



Board of Directors
Bernard Chaus, Inc.
1410 Broadway
New York, New York 10018

Ladies and Gentlemen:

Reference is hereby made to the Subordinated Promissory Note (the "Primary Promissory Note") dated August 1, 1993 of Bernard Chaus, Inc. (the "Company") in the principal amount of One Million Dollars ($1,000,000) held by the Estate of Bernard Chaus.

This letter confirms our agreement that the remaining principal amount of Five Hundred Thousand Dollars ($500,000) shall be due and payable in accordance with the terms of the Primary Promissory Note. The Primary Promissory Note shall bear interest at the rate of 10% per annum from and after January 1, 1994, such interest to accrue at the end of each quarter (March 31, June 30, September 30 and December 31) and be added to the principal amount of the Primary Promissory Note. Except as expressly modified herein, all of the provisions, terms and conditions contained in the Primary Promissory Note shall remain in full force and effect.

Reference is hereby made to the Subordinated Promissory Note (the "Secondary Promissory Note") dated August 1, 1993 of the Company in the principal amount of Three Hundred and Eleven Thousand Five Hundred Dollars ($311,500) held by the Estate of Bernard Chaus. This letter confirms our agreement that the entire principal amount of the Secondary Promissory Note which becomes due and payable on July 1, 1994 shall be deferred until July 1, 1995. This letter further confirms our agreement that the interest accrued on the Secondary Promissory Note from July 1, 1993 through December 31, 1993 in the amount of $85,089 shall be added to the principal amount of the Secondary Promissory Note, and the Secondary Promissory Note shall bear interest at the rate of 10% per annum from and after January 1, 1994, such interest to accrue at the end of each quarter (March 31, June 30, September 30 and December 31) and be added to the Secondary Promissory Note, with such principal and interest to be due and payable on July 1, 1995. Except as expressly modified herein, all of the provisions, terms and conditions contained in the Secondary Promissory Note shall remain in full force and effect.

Reference is hereby made to the Subordinated Promissory Note (the "Original Promissory Note"), dated June 30, 1986, and subsequently amended in letters dated June 15, 1988, May 17, 1990, February 21, 1991, July 31, 1991, October
30, 1992, September 9, 1993 and October 18, 1993, of the Company in the principal amount of Seven Million Three Hundred and Sixty Five Thousand Dollars ($7,365,000) held by the Estate of Bernard Chaus. This letter confirms our agreement that the interest in the amount of $412,950 accrued from April 1, 1993 through October 18, 1993 on the Original Promissory Note shall be converted into a promissory note which shall bear interest at the rate of 10% per annum from and after January 1, 1994, such interest to accrue at the end of each quarter (March 31, June 30, September 30 and December 31) and be added to the principal amount of the promissory note, and such promissory note shall be payable on July 1, 1995. This letter further confirms our agreement that the interest in the amount of $181,056 accrued from October 19, 1993 through December 31, 1993 on the Original Promissory Note shall be converted into a promissory note which shall bear interest at the rate of 10% per annum from and after January 1, 1993, such interest to accrue at the end of each quarter (March 31, June 30, September 30 and December 31) and be added to the principal amount of the promissory note, and such promissory note shall be payable on July 1, 1995. Except as expressly modified herein, all of the provisions, terms and conditions contained in the Original Promissory Note shall remain in full force and effect.

If this letter accurately reflects your understanding of our agreement, please execute two copies of this letter and return them to the undersigned. Upon receipt thereof, such copies of this letter will be attached to the Primary Promissory Note, the Secondary Promissory Note and the Original Promissory Note and will constitute a first amendment to the Primary Promissory Note and the Secondary Promissory Note and an eighth amendment to the Original Promissory Note.



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This agreement shall be governed by the laws of the State of New York.

Very truly yours,


_______________________________    ___________________________
Josephine Chaus, Executrix         Daniel Rosenbloom, Executor
Estate of Bernard Chaus            Estate of Bernard Chaus

Accepted and Agreed, effective as of the 31st day of December, 1993.

For:  BERNARD CHAUS, INC.



By:_________________________________
   Anthony M. Pisano
   Executive Vice President -
   Finance and Administration,
   Chief Financial Officer and
   Corporate Secretary